EXHIBIT 99.1
Airvana Reports First Quarter 2009 Financial Results
Growth of Mobile Broadband Data Services Drives Operator Demand for Capacity
Company Expects Double-Digit Year-over-Year Billings Growth in Q2
CHELMSFORD, Mass., April 30, 2009 — Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today reported financial results for the quarter ended March 29, 2009. Airvana presents both GAAP and non-GAAP financial metrics below because management believes that the combination provides a more complete understanding of the company’s operating performance.
Airvana recorded invoiced shipments for the first quarter of 2009 of $34.2 million, compared with $37.8 million for the comparable period in 2008. Consistent with the guidance provided by the company in its fourth quarter 2008 news release and conference call, invoiced shipments for the first quarter of 2009 included $14.6 million in invoices for sales to Nortel Networks Inc. (“Nortel”) prior to Nortel’s Chapter 11 bankruptcy protection filing on January 14, 2009. Airvana expects collection of this invoiced amount to be subject to Nortel’s bankruptcy proceedings and has excluded this amount from deferred revenue and Billings for the first quarter of 2009. Airvana will continue to account for Nortel billed and unbilled receivables as of the date of the Nortel filing on a cash basis, if and when collected.
GAAP Financial Highlights
•	Revenue: Total revenue for the first quarter of 2009 was $9.3 million, compared with $7.6 million for the first quarter of 2008.

•	Net Loss: Net loss for the first quarter of 2009 was $7.2 million, compared with a net loss of $11.7 million for the first quarter of 2008.
Non-GAAP Financial Highlights
•	Product and Service Billings (“Billings”): Including the $14.6 million of pre-bankruptcy filing outstanding invoices to Nortel, Billings would have been $34.2 million for the first quarter of 2009, compared with Billings of $37.8 million for the first quarter of 2008. Excluding the pre-bankruptcy filing outstanding invoices to Nortel, first quarter 2009 Billings were $19.5 million.

•	Operating Profit/Loss on Billings: Including the pre-bankruptcy filing outstanding invoices to Nortel, Airvana’s operating profit on Billings would have been $6.2 million for the first quarter of 2009, compared with operating profit on Billings of $10.4 million for the first quarter of 2008. Excluding the $14.6 million of pre-bankruptcy filing outstanding invoices to Nortel, Airvana had an operating loss on Billings of $8.4 million for the first quarter of 2009.
A description of Airvana’s revenue-recognition policy is contained in its quarterly report on Form 10-Q and annual report on Form 10-K, each filed with the Securities and Exchange Commission. A description and a reconciliation of the company’s non-GAAP financial measures are included in this press release.

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Comments on the First Quarter
“Airvana delivered results at the high end of our expectations in the quarter, with contributions from both our EV-DO and fixed-mobile convergence (“FMC”) product lines,” said President and Chief Executive Officer Randy Battat. “We are continuing to see strong demand driven by the continued growth of mobile broadband data services for consumers and businesses.”
“In our EV-DO product line, operators are adding network capacity to keep pace with the surge in data service traffic from smart phones and other devices,” Battat said. “Our technology also is well-positioned to support the next wave in 3G demand that we expect will be driven by Web browsing and other data-intensive mobile applications.”
“On the FMC front, we enjoyed a tremendous response to our new femtocell products at both the GSMA Mobile World Congress in Barcelona and International CTIA Wireless in Las Vegas,” Battat said. “At CTIA, we gave attendees the opportunity to experience the ability of our HubBub™ femtocells to use location-based intelligence and display technology to seamlessly connect the home and mobile communications environments. Attendees had the chance to experience a range of integrated voice and data femtocell applications, including streaming video, location-based services and an exciting array of new ‘femto zone’ services.”
Stock Buyback
The company repurchased approximately 0.9 million shares of its common stock during the first quarter of 2009 for approximately $5.2 million as part of the $20 million stock repurchase plan announced in the third quarter of 2008. As of March 29, 2009, Airvana had repurchased an aggregate of 3.7 million shares of its common stock and had $1.5 million remaining under the plan to continue to purchase additional shares. The company’s board of directors has approved a second program authorizing the purchase of up to an additional $20 million of its common stock following the completion of the initial stock repurchase plan.
Nortel Bankruptcy Filing
Since Nortel’s bankruptcy filing in January 2009, Airvana and Nortel have continued to deliver products and services to Nortel’s CDMA EV-DO wireless operators under the terms of Nortel’s existing agreement with Airvana. “We have continued to work closely with Nortel to ensure the consistent delivery of our current and planned products and services to wireless operators throughout their worldwide operations,” Battat said. “In addition, we have been collecting receivables from Nortel in the ordinary course related to products and services purchased since Nortel’s bankruptcy filing.”
Business and Financial Outlook
“We are making good progress against our goals for 2009,” Battat said. “Based on current demand and planned operator deployments, we expect invoiced shipments to increase significantly in the second quarter of 2009 over the prior year period, and expect invoiced shipments for the first half of 2009 to be greater than the first half of 2008. We expect this increase to result from a number of EV-DO capacity expansions planned for deployment this quarter. Looking further ahead, we are preparing to deliver new releases of our EV-DO software at mid-year and in the fourth quarter of 2009. In addition, we expect our femtocell product shipments to build through the year as operators prepare for customer deployments. We also expect to enter into additional CDMA and UMTS femtocell alliances.”

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For the second quarter of 2009, Airvana expects revenue in the range of $3 million to $5 million, compared with $59 million in the prior year period. Airvana expects Billings for the second quarter of 2009 in the range of $34 million to $36 million, compared with Billings of $26.3 million in the second quarter of 2008.
Conference Call Details
Airvana will host a conference call today at 8:30 a.m. (ET) to discuss its financial results, highlights of the quarter, business strategy and financial outlook. The conference call and accompanying slide presentation will be webcast live on the Internet and can be accessed on the Investor Relations section of Airvana’s website (www.airvana.com). The conference call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be archived on Airvana’s website.
Non-GAAP Financial Measures
To supplement Airvana’s condensed consolidated financial statements presented on a GAAP basis, Airvana uses non-GAAP Billings measures of operating results, gross profit on Billings and operating profit on Billings, which include changes in deferred revenue and deferred costs in a period. These non-GAAP financial measures are presented with the intent of providing both management and investors with a more complete understanding of Airvana’s underlying operating performance and trends. Airvana believes that these non-GAAP financial measures enhance the overall understanding of its past financial performance and also its prospects for the future. These non-GAAP measures provide an indication of Airvana’s financial results based upon sales activity in the period and are considered by management for the purpose of making operational decisions. In addition, these non-GAAP measures are the primary indicators that management uses as a basis for Airvana’s planning and forecasting of future periods.
Management uses the following non-GAAP measures (detailed in Exhibits 1 and 3) as a supplement to GAAP revenue and cash flow from operations in evaluating Airvana’s performance:
•	Product and Service Billings (“Billings”) reflects the amount invoiced for products and services in a period and equals GAAP revenue plus the change in deferred revenue in the period.

•	Costs Related to Billings reflects the cost directly attributable to Billings in a period and equals GAAP cost of revenue plus the change in deferred cost in the period.

•	Gross Profit on Billings reflects Billings less costs related to Billings in the period.

•	Operating Profit on Billings reflects Gross Profit on Billings less GAAP operating expenses in the period.
Management believes investors may find these measures useful for understanding Airvana’s operations, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP. Exhibits 1, 2, 3 and 4 reconcile all non-GAAP metrics to the corresponding financial statement items as determined in accordance with GAAP for all periods presented.
About Airvana, Inc.
Airvana helps operators transform the mobile experience for users worldwide. The company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. Airvana’s products are deployed in over 70 commercial networks on six

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continents. Airvana is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Airvana, including without limitation, expectations related to its development of femtocell alliances, its shipments during future periods, its invoiced amounts, Billings and revenue for future periods, its relationship with Nortel, its ability to collect receivables and invoiced amounts from Nortel and the Nortel bankruptcy filing constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain the words “believes,” “anticipates,” “plans,” “expects,” “will,” “continue” and similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation Nortel’s ability to reorganize successfully, Airvana’s ability to secure court approval for payment of its receivables from Nortel, Airvana’s ability to maintain its relationship with Nortel, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans, the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Nortel for a significant portion of its revenues and product and service Billings and other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change. While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.
Investor contact:
David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com

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Airvana, Inc.
GAAP Consolidated Statements of Operations
Comparative Financial Results
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended
	March 30,	March 29,
	2008	2009
Revenue:
Product	$5,533	$6,559
Service	2,105	2,704

Total revenue	7,638	9,263

Cost of revenue:
Product	120	344
Service	1,793	2,203

Total cost of revenue	1,913	2,547

Gross profit	5,725	6,716
Gross margin	75%	73%

Operating expenses:
Research and development	19,259	17,667
Selling and marketing	3,578	3,776
General and administrative	2,073	2,503

Total operating expenses	24,910	23,946

Operating loss	(19,185)	(17,230)
Interest income, net	2,585	1,124

Loss before income tax expense	(16,600)	(16,106)

Income tax benefit	(4,926)	(8,903)

Net loss	$(11,674)	$(7,203)

Net loss per common share:
Basic	$(0.18)	$(0.11)

Diluted	$(0.18)	$(0.11)

Weighted average common shares outstanding:
Basic	63,895	62,679

Diluted	63,895	62,679

Exhibit 1
Airvana, Inc.
GAAP to Non-GAAP Product and Service Billings Reconciliation
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 30, 2008			Three Months Ended March 29, 2009
		Deferral	Adjusted		Deferral	Adjusted	Pro Forma	Pro Forma
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results (1)
Revenue	$7,638	$30,158	$37,796	$9,263	$10,264	$19,527	$14,624	$34,151
Cost of revenue	1,913	601	2,514	2,547	1,481	4,028	—	4,028

Gross profit	5,725	29,557	35,282	6,716	8,783	15,499	14,624	30,123
Gross margin	75%		93%	73%		79%		88%
Operating expenses	24,910	—	24,910	23,946	—	23,946	—	23,946

Operating (loss) income from operations	(19,185)	29,557	10,372	(17,230)	8,783	(8,447)	14,624	6,177
Operating margin	-251%		27%	-186%		-43%		18%
Stock-based compensation	1,085	—	1,085	1,371	—	1,371	—	1,371

Operating (loss) income excluding stock compensation	$(18,100)	$29,557	$11,457	$(15,859)	$8,783	$(7,076)	$14,624	$7,548
Operating margin excluding stock compensation	-237%		30%	-171%		-36%		22%

Note (1):	On January 14, 2009, Nortel filed for bankruptcy protection. For the three months ended March 29, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $14,624, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded this amount from deferred revenue and from accounts receivable as of March 29, 2009. These amounts will be accounted for on a cash basis if and when collected.

Airvana, Inc.
Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 28,	March 29,
	2008	2009
ASSETS

Current assets
Cash and cash equivalents	$30,425	$15,752
Investments	197,941	182,642
Accounts receivable	3,354	13,105
Deferred product cost	1,913	2,154
Prepaid taxes & deferred tax assets, net	2,168	9,053
Prepaid expenses and other current assets	2,758	2,700

Total current assets	238,559	225,406

Property and equipment	14,425	16,210
Less: accumulated depreciation and amortization	9,603	10,384

Property and equipment, net	4,822	5,826

Deferred product cost, long-term	1,300	2,540
Prepaid taxes & deferred tax assets, net	956	4,212
Restricted investments	193	403
Goodwill and intangible assets, net	11,096	10,829
Other assets	410	416

Total assets	$257,336	$249,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,455	$2,235
Accrued expenses and other current liabilities	14,365	10,072
Accrued income taxes	1,897	434
Deferred revenue	61,310	68,126

Total current liabilities	82,027	80,867

Deferred revenue, long-term	5,550	8,998
Other liabilities	1,174	1,044
Accrued income taxes	5,703	5,834

Total long-term liabilities	12,427	15,876

Stockholders’ equity:
Common stock	63	63
Additional paid-in capital	186,824	184,034
Accumulated deficit	(24,005)	(31,208)

Total stockholders’ equity	162,882	152,889

Total liabilities and stockholders’ equity	$257,336	$249,632

Exhibit 2
Airvana, Inc.
2009 GAAP to Pro Forma Balance Sheet Reconciliation
(Amounts in thousands)
(Unaudited)

		Pro Forma	Pro Forma
	March 29,	Nortel	March 29,
	2009	Adjustments (1)	2009 (1)
ASSETS

Current assets
Cash and cash equivalents	$15,752	$—	$15,752
Investments	182,642	—	182,642
Accounts receivable	13,105	36,442	49,547
Deferred product cost	2,154	—	2,154
Prepaid taxes & deferred tax assets, net	9,053	—	9,053
Prepaid expenses and other current assets	2,700	—	2,700

Total current assets	225,406	36,442	261,848

Property and equipment	16,210	—	16,210
Less: accumulated depreciation and amortization	10,384	—	10,384

Property and equipment, net	5,826	—	5,826

Deferred product cost, long-term	2,540	—	2,540
Deferred tax assets	4,212	—	4,212
Restricted investments	403	—	403
Goodwill and intangible assets, net	10,829	—	10,829
Other assets	416	—	416

Total assets	$249,632	$36,442	$286,074

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$2,235	$—	$2,235
Accrued expenses and other current liabilities	10,072	—	10,072
Accrued income taxes	434	—	434
Deferred revenue	68,126	36,332	104,458

Total current liabilities	80,867	36,332	117,199

Deferred revenue, long-term	8,998	—	8,998
Other liabilities	1,044	—	1,044
Accrued income taxes	5,834	—	5,834

Total long-term liabilities	15,876	—	15,876

Stockholders’ equity:
Common stock	63	—	63
Additional paid-in capital	184,034	—	184,034
Accumulated deficit	(31,208)	110	(31,098)

Total stockholders’ equity	152,889	110	152,999

Total liabilities and stockholders’ equity	$249,632	$36,442	$286,074

Note (1):	On January 14, 2009, Nortel filed for bankruptcy protection. As of March 29, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $55 from accumulated deficit, $36,332 from deferred revenue, and $36,442 from accounts receivable as of March 29, 2009. These amounts will be accounted for on a cash basis if and when collected.

Airvana, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 30,	March 29,
	2008	2009
Operating activities
Net loss	$(11,674)	$(7,203)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	807	772
Amortization of intangible assets	267	267
Stock-based compensation	1,085	1,371
Deferred tax (expense) benefit	(5,102)	875
Excess tax benefit related to exercise of stock options	—	(396)
Amortization of investments	(1,261)	(521)
Amortization of leasehold incentive	(130)	(130)
Changes in operating assets and liabilities:
Accounts receivable	3,132	(9,751)
Deferred cost	(601)	(1,481)
Prepaid taxes	(503)	(10,620)
Prepaid expenses and other current assets	404	58
Accounts payable	(567)	(2,220)
Accrued expenses and other current liabilities	(3,562)	(4,288)
Accrued income taxes	(14,899)	(1,332)
Deferred revenue	30,158	10,264

Net cash used in operating activities	(2,446)	(24,335)

Investing activities
Purchases of property and equipment	(578)	(1,776)
Purchase of investments	(106,990)	(61,905)
Maturities of investments	73,305	77,725
Restricted investments	—	(210)
Investments sold	16,631	—
Other assets	3	(6)

Net cash (used in) provided by investing activities	(17,629)	13,828

Financing activities
Payments on long-term debt	(18)	—
Payments of cash dividend	(45)	(5)
Purchase and retirement of treasury stock	—	(5,182)
Excess tax benefit related to exercise of stock options	—	396
Proceeds from exercise of stock options	816	625

Net cash provided by (used in) financing activities	753	(4,166)

Effect of exchange rates on cash and cash equivalents	13	—

Net decrease in cash and cash equivalents	(19,309)	(14,673)
Cash and cash equivalents at beginning of period	43,547	30,425

Cash and cash equivalents at end of period	$24,238	$15,752

Exhibit 3
Airvana, Inc.
Select Quarterly Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)
(Unaudited)

	Three Months Ended
						Pro Forma Nortel	Pro Forma	Pro Forma Nortel	Pro Forma
	Mar 30,	Jun 29,	Sep 28,	Dec 28,	Mar 29,	Adjustments	Dec 28,	Adjustments	Mar 29,
	2008	2008	2008	2008	2009	Dec 28, 2008 (1)	2008 (1)	Mar 29, 2009 (2)	2009 (2)
GAAP Financial Metrics
Total revenue	$7,638	$59,019	$8,247	$63,269	$9,263	$55	$63,324	$55	$9,318
Cost of revenue	1,913	3,327	2,652	3,570	2,547		3,570		2,547

Gross (loss) profit	5,725	55,692	5,595	59,699	6,716	55	59,754	55	6,771
Operating expenses	24,910	24,237	24,949	24,639	23,946		24,639		23,946

Operating (loss) profit	$(19,185)	$31,455	$(19,354)	$35,060	$(17,230)	$55	$35,115	$55	$(17,175)

Net cash provided by (used in) operating activities	(2,446)	3,685	12,071	(741)	(24,335)	—	(741)	—	(24,335)
Cash, cash equivalents and investments	220,969	227,491	237,814	228,366	198,394	—	228,366	—	198,394
Accounts receivable	11,039	7,941	8,093	3,354	13,105	21,818	25,172	36,442	49,547
Days sales outstanding (a)	27	28	17	17	61	—	57	—	132
Deferred revenue — end of period	110,136	77,396	112,134	66,860	77,124	21,763	88,623	36,332	113,456
Deferred product cost — end of period	1,651	1,354	2,397	3,213	4,694	—	3,213	—	4,694

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$7,638	$59,019	$8,247	$63,269	$9,263	$55	$63,324	$55	$9,318
Less: deferred revenue from acquisition	—	—	—	—	—	—	—	—	—
Deferred revenue at end of period	110,136	77,396	112,134	66,860	77,124	21,763	88,623	36,332	113,456
Less: deferred revenue at beginning of period	(79,978)	(110,136)	(77,396)	(112,134)	(66,860)	—	(112,134)	(21,763)	(88,623)

Product and service billings, “Billings” (non-GAAP)	37,796	26,279	42,985	17,995	19,527	21,818	39,813	14,624	34,151

Cost of revenue (GAAP)	1,913	3,327	2,652	3,570	2,547	—	3,570	—	2,547
Deferred product cost at end of period	1,651	1,354	2,397	3,213	4,694	—	3,213	—	4,694
Less: deferred product cost at beginning of period	(1,050)	(1,651)	(1,354)	(2,397)	(3,213)	—	(2,397)	—	(3,213)

Cost related to Billings (non-GAAP)	2,514	3,030	3,695	4,386	4,028	—	4,386	—	4,028

Gross profit on Billings (non-GAAP) (b)	35,282	23,249	39,290	13,609	15,499	21,818	35,427	14,624	30,123
Gross margin on Billings (non-GAAP) (c)	93%	88%	91%	76%	79%		89%		88%

Total operating expenses (GAAP)	24,910	24,237	24,949	24,639	23,946	—	24,639	—	23,946

Operating profit (loss) on Billings (non-GAAP) (d)	$10,372	$(988)	$14,341	$(11,030)	$(8,447)	$21,818	$10,788	$14,624	$6,177
% operating profit (loss) on Billings (non-GAAP)	27%	-4%	33%	-61%	-43%		27%		18%
Total interest & other income, net (GAAP)	2,585	1,792	1,505	1,358	1,124		1,358		1,124

Profit (loss) before tax on Billings (non-GAAP) (e)	$12,957	$804	$15,846	$(9,672)	$(7,323)	$21,818	$12,146	$14,624	$7,301
% profit (loss) before tax on Billings (non-GAAP)	34%	3%	37%	-54%	-38%		31%		21%

Stock-based compensation included in operating expense	$1,085	$1,179	$1,278	$1,302	$1,371	$—	$1,302	$—	$1,371
Acquisition costs included in operating expense	—	—	—	—		—	—	—	—

Profit (loss) before tax on Billings excluding stock-based compensation (non-GAAP) (e)	$14,042	$1,983	$17,124	$(8,370)	$(5,952)		$13,448	$14,624	$8,672
% profit (loss) before tax on Billings excluding stock-based compensation (non-GAAP) (e)	37%	8%	40%	-47%	-30%		34%		25%

Note (1): On January 14, 2009, Nortel filed for bankruptcy protection. As of December 28, 2008, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $21,818, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis if and when collected.

Note (2): On January 14, 2009, Nortel filed for bankruptcy protection. As of March 29, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $55 from accumulated deficit, $36,332 from deferred revenue, and $36,442 from accounts receivable as of March 29, 2009. These amounts will be accounted for on a cash basis if and when collected.

(a)	Days sales outstanding (DSO) equals the accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.

(e)	Profit (loss) before tax on Billings equals Billings less cost related to Billings, less total operating expenses plus interest income, net, plus cumulative change in accounting principle.

Exhibit 4
Airvana, Inc.
Select Annual Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)

	Fiscal Year Ended
								Pro Forma Nortel	Pro
								Adjustments	Forma
	2002	2003	2004	2005	2006	2007	2008	2008 (1)	2008 (1)
								(unaudited)	(unaudited)
GAAP Financial Metrics
Total revenue	$4,567	$6,978	$3,617	$2,347	$170,270	$305,786	$138,173	$55	$138,228
Cost of revenue	2,764	5,537	4,453	6,533	45,295	41,904	11,462		11,462

Gross (loss) profit	1,803	1,441	(836)	(4,186)	124,975	263,882	126,711	55	126,766
Operating expenses									—
Research & development	17,408	10,089	22,040	42,922	55,073	76,638	74,826		74,826
Sales & marketing	4,005	3,582	4,665	5,237	7,729	12,055	14,933		14,933
General & administrative	1,484	1,201	2,068	3,253	5,068	7,453	8,976		8,976
In-process R&D	—	—	—	—	—	2,340	—		—

Total operating expenses	22,897	14,872	28,773	51,412	67,870	98,486	98,735		98,735

Operating (loss) profit	$(21,094)	$(13,431)	$(29,609)	$(55,598)	$57,105	$165,396	$27,976	$55	$28,031

Net cash provided by (used in) operating activities	(18,600)	(1,687)	43,028	67,390	25,138	91,771	12,569	—	12,569
Cash, cash equivalents and investments	27,000	33,745	72,321	135,470	160,123	221,963	228,366	—	228,366
Deferred revenue — end of period	5,837	15,519	118,051	273,124	243,418	79,978	66,860	21,763	88,623
Deferred product cost — end of period	2,183	3,949	28,196	66,966	34,214	1,050	3,213	—	3,213

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$4,567	$6,978	$3,617	$2,347	$170,270	$305,786	$138,173	$55	$138,228
Less: deferred revenue from acquisition	—	—	—	—	—	(171)	—	—	—
Deferred revenue at end of period	5,837	15,519	118,051	273,124	243,418	79,978	66,860	21,763	88,623
Less: deferred revenue at beginning of period	—	(5,837)	(15,519)	(118,051)	(273,124)	(243,418)	(79,978)	—	(79,978)

Product and service billings, “Billings” (non-GAAP)	10,404	16,660	106,149	157,420	140,564	142,175	125,055	21,818	146,873

Cost of revenue (GAAP)	2,764	5,537	4,453	6,533	45,295	41,904	11,462	—	11,462
Deferred product cost at end of period	2,183	3,949	28,196	66,966	34,214	1,050	3,213	—	3,213
Less: deferred product cost at beginning of period	—	(2,183)	(3,949)	(28,196)	(66,966)	(34,214)	(1,050)	—	(1,050)

Cost related to Billings (non-GAAP)	4,947	7,303	28,700	45,303	12,543	8,740	13,625	—	13,625

Gross profit on Billings (non-GAAP) (b)	5,457	9,357	77,449	112,117	128,021	133,435	111,430	21,818	133,248
Gross margin on Billings (non-GAAP) (c)	52%	56%	73%	71%	91%	94%	89%		91%

Operating expenses (GAAP):
Research & development	17,408	10,089	22,040	42,922	55,073	76,638	74,826	—	74,826
% research & development expense on billings	167%	61%	21%	27%	39%	54%	60%		51%
Sales & marketing	4,005	3,582	4,665	5,237	7,729	12,055	14,933	—	14,933
% sales & marketing expense on billings	38%	22%	4%	3%	5%	8%	12%		10%
General & administrative	1,484	1,201	2,068	3,253	5,068	7,453	8,976	—	8,976
% general & adminsitrative expense on billings	14%	7%	2%	2%	4%	5%	7%		6%
In-process R&D	—	—	—	—	—	2,340	—	—	—
% in-process R&D expense on billings	0%	0%	0%	0%	0%	2%	0%		0%

Total operating expenses (GAAP)	22,897	14,872	28,773	51,412	67,870	98,486	98,735	—	98,735

% total operating expenses (GAAP)	220%	89%	27%	33%	48%	69%	79%		67%
Operating profit (loss) on Billings (non-GAAP) (d)	$(17,440)	$(5,515)	$48,676	$60,705	$60,151	$34,949	$12,695	$21,818	$34,513
% operating profit (loss) on Billings (non-GAAP)	-168%	-33%	46%	39%	43%	25%	10%		23%

Total interest & other income, net (GAAP)	101	(93)	485	3,459	6,602	9,845	7,240	—	7,240
Cumulative effect of change in accounting principle(GAAP)	—	—	—	—	(330)	—	—		—

Profit (loss) before tax on Billings (non-GAAP) (e)	$(17,339)	$(5,608)	$49,161	$64,164	$66,423	$44,794	$19,935	$21,818	$41,753
% profit (loss) before tax on Billings (non-GAAP)	-167%	-34%	46%	41%	47%	32%	16%		28%

Stock-based compensation included in operating expense	$—	$—	$—	$—	$800	$2,996	$4,844	$—	$4,844
Acquisition costs included in operating expense	—	—	—	—	—	$2,340		—	$—

Note (1): On January 14, 2009, Nortel filed for bankruptcy protection. As of December 28, 2008, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $21,818, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis if and when collected.

(a)	Days sales outstanding (DSO) equals accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.

(e)	Profit (loss) before tax on Billings equals Billings less cost related to Billings, less total operating expenses plus interest income, net, plus cumulative change in accounting principle.